Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 3, 2024, in the Registration Statement on Form S-1 and related Prospectus of Tamboran Resources Corporation dated May 3, 2024.

/s/ Ernst & Young

Sydney, Australia

May 3, 2024